Exhibit 99.1

Torchlight Announces Closing of Underwritten Public Offering of Common Stock for Gross Proceeds of $27.6 Million

PLANO, TX -- February 10, 2021 -- Torchlight Energy Resources, Inc. (NASDAQ: TRCH), an oil and gas exploration company (“Torchlight”), today announced the closing of an underwritten public offering of 23,000,000 shares of its common stock at a price of $1.20 per share, which included the full exercise of the underwriter's over-allotment option, for gross proceeds to Torchlight of $27.6 million before deducting the underwriting discount and offering expenses payable by Torchlight.

Roth Capital Partners acted as sole manager for the offering.

Torchlight intends to use the net proceeds for general business purposes and to provide $5 million of additional bridge financing to Metamaterial Inc. ("Meta") in connection with the previously announced Arrangement Agreement (the “Arrangement Agreement”) between Torchlight and Meta pursuant to which Torchlight and Meta will complete a business combination.

The securities described above were offered by Torchlight pursuant to a registration statement (File No. 333-249062), which was declared effective on October 8, 2020 by the Securities and Exchange Commission (the “SEC”). The offering of these securities was made only by means of a prospectus supplement. Copies of the prospectus supplement and accompanying prospectus relating to this offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Torchlight Energy Resources, Inc.

Torchlight Energy Resources, Inc. (TRCH), based in Plano, Texas, is a high growth oil and gas Exploration and Production (E&P) company with a primary objective of acquisition and development of domestic oil fields. Torchlight has assets focused in West and Central Texas where their targets are established plays such as the Permian Basin. For additional information on Torchlight, please visit www.torchlightenergy.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might”, “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments Torchlight expects or anticipates will occur in the future, such as stated objectives or goals, our refinement of strategy, our attempts to secure additional financing, our exploring possible business alternatives, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including those risks and uncertainties described in or implied by the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our 2019 Annual Report on Form 10-K, filed on March 16, 2020 and our other reports filed from time to time with the SEC. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

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Additional Information and Where to Find It

Torchlight will prepare a definitive proxy statement for Torchlight’s stockholders to be filed with the SEC in connection with the transactions contemplated by the Arrangement Agreement. The proxy statement will be mailed to Torchlight’s stockholders. Torchlight urges investors, stockholders and other interested persons to read, when available, the proxy statement, as well as other documents filed with the SEC, because these documents will contain important information about the proposed business combination transaction with Meta. Such persons can also read Torchlight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions contemplated by the Arrangement Agreement. Torchlight’s definitive proxy statement will be mailed to stockholders of Torchlight as of a record date to be established for voting on the proposed business combination with Meta. Torchlight’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: John A. Brda, President of Torchlight Energy Resources, Inc., 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093; e-mail: john@torchlightenergy.com. These documents, once available, can also be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in Solicitation

Torchlight and its directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Torchlight stockholders in connection with the proposed business combination with Meta. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Torchlight’s directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 16, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Torchlight’s stockholders in connection with the proposed business combination with Meta will be set forth in the proxy statement for the proposed business combination with Meta when available. Information concerning the interests of Torchlight’s participants in the solicitation, which may, in some cases, be different than those of Torchlight’s equity holders generally, will be set forth in the proxy statement relating to the proposed business combination with Meta when it becomes available.

Contact

Derek Gradwell
Integrous Communications
Phone: 512-270-6990
dgradwell@integcom.us

ir@torchlightenergy.com

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